AMENDMENT NO. 2

TO

AMENDED AND RESTATED SUB-ADVISORY CONTRACT

This Amendment dated as of March 31, 2021, amends the Amended and Restated Sub-Advisory Contract (“Contract”) between Invesco Advisers, Inc. (the “Adviser”) and OppenheimerFunds, Inc. (the “Sub-Adviser”).

WHEREAS, the parties desire to amend the Agreement to remove Invesco Master Event-Linked Bond Fund, a series portfolio of AIM Growth Series (Invesco Growth Series);

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco Capital Appreciation Fund

Invesco Discovery Fund

Invesco Master Loan Fund

Invesco Senior Floating Rate Fund

Invesco Senior Floating Rate Plus Fund

Invesco Short Term Municipal Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Main Street Fund®

Invesco Main Street All Cap Fund®

Invesco Rising Dividends Fund

AIM Growth Series (Invesco Growth Series)

Invesco Active Allocation Fund

Invesco International Diversified Fund

Invesco Main Street Mid Cap Fund®

Invesco Main Street Small Cap Fund®

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco Advantage International Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund

Invesco International Equity Fund

Invesco International Small-Mid Company Fund

Invesco Oppenheimer International Growth Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco Emerging Markets Innovators Fund

Invesco Emerging Markets Local Debt Fund

Invesco Fundamental Alternatives Fund

Invesco Global Allocation Fund

Invesco Global Strategic Income Fund

Invesco International Bond Fund

Invesco SteelPath MLP Alpha Fund

Invesco SteelPath MLP Alpha Plus Fund

Invesco SteelPath MLP Income Fund

Invesco SteelPath MLP Select 40 Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco High Yield Bond Factor Fund

Invesco Intermediate Bond Factor Fund

Invesco U.S. Government Money Portfolio

AIM Sector Funds (Invesco Sector Funds)

Invesco Comstock Select Fund

Invesco Gold & Special Minerals Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco Environmental Focus Municipal Fund

Invesco Limited Term California Municipal Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester ®AMT-Free New York Municipal Fund

Invesco Rochester® New York Municipals Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® Limited Term New York Municipal Fund

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco Oppenheimer V.I. Capital Appreciation Fund

Invesco Oppenheimer V.I. Conservative Balanced Fund

Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund

Invesco Oppenheimer V.I. Global Fund

Invesco Oppenheimer V.I. Global Strategic Income Fund

Invesco Oppenheimer V.I. Government Money Fund

Invesco Oppenheimer V.I. International Growth Fund

Invesco Oppenheimer V.I. Main Street Fund®

Invesco Oppenheimer V.I. Main Street Small Cap Fund®

Invesco Oppenheimer V.I. Total Return Bond Fund”

2. All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Senior Vice President & Secretary

OPPENHEIMERFUNDS, INC.

Sub-Adviser

By:	/s/ Robert H. Rigsby
Name:	Robert H. Rigsby
Title:	Vice President